RYUN, GIVENS, WENTHE & CO., P.L.C.
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Mariner Health Group, Inc. of our report dated March 17, 1995 relating to the financial statements of Inverness Health Care Center, A Limited Partnership d/b/a Heritage Health Care Center for the years ended December 31, 1994 and 1993 which report appears in Mariner Health Group, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 28, 1995 pursuant to the Securities Exchange Act of 1934. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        RYUN, GIVENS, WENTHE & CO., P.L.C.

                                        /s/ RYUN, GIVENS, WENTHE & CO., P.L.C.
                                        --------------------------------------
                                        Certified Public Accountants

June 10, 1996






Certified Public Accountants
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